Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES SECOND QUARTER
FISCAL 2017 EARNINGS OF $3.3 MILLION

•	Basic and diluted EPS of $0.23 and $0.22, respectively

•	$3.0 million improvement in net interest income over same quarter in fiscal 2016

•	14.9% increase in bankcard fees year over year

•	$16.9 million growth in loans in quarter

•	Nonperforming assets at 0.24% of total assets

West Point, Georgia, April 27, 2017 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $3.3 million for the quarter ended March 31, 2017, or $0.23 and $0.22 per basic and diluted share, respectively, compared with net income of $2.1 million, or $0.15 and $0.14 per basic and diluted share, respectively, for the quarter ended March 31, 2016.
Net income for the current-year quarter increased $1.2 million over the prior-year quarter. Driving factors were increases in loan interest income and deposit fee income from the acquisition of Community Bank of the South ("CBS") and a negative provision of $150,000, resulting from continued net recoveries. These increases were partially offset by an increase of $847,000 in noninterest expense, largely attributable to increased ongoing operational costs post-acquisition.
Net income for the six months ended March 31, 2017 was $8.4 million, or $0.59 and $0.55 per basic and diluted share, respectively, compared with net income of $6.8 million, or $0.46 and $0.44 per basic and diluted share, respectively, for the six months ended March 31, 2016.
Quarterly Operating Results
Chairman and CEO Robert L. Johnson said, “We delivered strong earnings to our shareholders in the second quarter due in part to excellent returns from our CBS acquisition as well as the continued growth of our bankcard fee program. Though we know we still have room for improvement, our efficiency ratio of 66.35%, compared to 75.23% in the prior-year quarter, shows we've made significant progress in leveraging our operational structure. Sequentially, the first quarter of fiscal 2017 had numerous one-time items which benefited our results, and our second quarter was impacted negatively by typical seasonal items, such as deposit fees and mortgage activity, making it a challenge to compare quarters."
Quarterly earnings for the second quarter of fiscal 2017 compared with the second quarter of fiscal 2016 were positively impacted by:

Exhibit 99.1

•
An increase in loan interest income of $3.0 million, or 34.3%, and an increase in loan interest income excluding accretion of acquired loan discounts of $3.5 million, or 43.8%, both largely due to the acquisition of CBS.

•	A negative provision of $150,000 related to continued net recoveries of $156,000 during the quarter, and positive asset quality, versus no such provision in the same period last year.

•	An increase in deposit and bankcard fee income of $258,000, or 9.2%.

•	A gain on investment securities available for sale of $248,000, compared to no such gains in the second quarter of fiscal 2016.

•	An increase in brokerage commissions and gain on sale of loans of $78,000 and $183,000, respectively, compared to the prior-year period.

•	A decrease in legal and professional fees and data processing of $291,000, or 42.9%, and $41,000, or 4.0%, respectively, largely due to acquisition expenses during the prior-year period.
Quarterly earnings for the second quarter of fiscal 2017 compared with the second quarter of fiscal 2016 were negatively impacted by:

•	An increase in interest expense on deposits of $473,000, or 68.4%, due to higher balances from both legacy accounts and those assumed in the CBS acquisition.

•	An increase in salaries and employee benefits of $791,000, or 15.0%, due to higher payroll related to the CBS acquisition.

•	The absence of recoveries on loans formerly covered by FDIC loss sharing agreements in the current-year quarter, compared to $750,000 of such recoveries in the second quarter of fiscal 2016.

•
An increase in income tax expense of $1.2 million, or 104.4%, to $2.3 million at March 31, 2017, compared to $1.1 million in the prior-year period attributable to increased net income as our tax-advantaged investments and state tax credits have remained stable, leading to a higher effective tax rate.

Financial Condition
Total assets increased $46.4 million to $1.5 billion at March 31, 2017, from $1.4 billion at September 30, 2016, largely attributable to a $48.4 million increase in cash and cash equivalents, driven by increased deposits and paydowns and sales of investment securities available for sale. Net loans grew $13.5 million, or 1.4%, to $1.0 billion at March 31, 2017, from $994.1 million at September 30, 2016. Loans increased $16.9 million during the current quarter after falling $3.5 million in the first quarter.
"We are pleased with our strong loan and checking account growth in the second quarter," Mr. Johnson continued. "As we continue to leverage our footprint in Metro Atlanta, including the recent opening of our Buckhead branch, we believe we can provide solid net interest income with a low risk profile, as we've done in our legacy markets."
Total deposits increased $39.9 million to $1.2 billion during the six months ended March 31, 2017. Transaction and certificate of deposit accounts increased $35.3 million and $4.1 million, respectively, while money market accounts decreased $478,000 from September 30, 2016.
From September 30, 2016 to March 31, 2017, total stockholders' equity increased $5.3 million to $208.4 million from $203.1 million due primarily to $8.4 million of net income, partially offset by a $2.8 million decrease in accumulated other comprehensive income on the Company's portfolio of investment securities available for sale. The decrease in accumulated other comprehensive income was driven by market interest rate changes since the November presidential election. Book value per share increased to $13.84 while tangible book value per share increased from $11.36 to $11.70, both due to the Company's retention of earnings.
Net Interest Income and Net Interest Margin
Net interest income increased to $11.7 million for the second quarter of fiscal 2017, compared with $8.7 million for the prior-year period. Year over year, interest income improved $3.4 million due to a $3.5 million increase in loan interest income, excluding accretion of acquired loan discounts. The change was largely due to higher average balances from the acquisition of CBS completed in the third quarter of fiscal 2016, offset by a $475,000 decrease in net purchase discount accretion. Total interest expense increased $414,000 to $1.7 million for the current quarter, largely due to increased balances of higher-costing deposits from CBS, as well as $124,000 of interest expense on the Company's subordinated debentures assumed in the CBS acquisition. These increases were offset partially by a $182,000 decline in interest expense on FHLB borrowings due to a restructuring of one of the Company's $25.0 million advances in March of 2017 from an interest rate of 4.30% to 3.43%, as well as the replacement of the Company's other $25.0 million advance with a new, substantially lower-costing advance in May of 2016.
Net interest margin was 3.52% for the second quarter of fiscal 2017, compared to 3.72% for the second quarter of fiscal 2016. The decrease was largely due to higher interest expense as a result of higher customer deposit balances, including greater-costing acquired CBS deposits and legacy growth, as well as a continued reduction in accretion income. Net interest margin was also impacted negatively by our higher balances in lower-yielding Federal Reserve deposits. The Company's net interest margin, excluding the effects of purchase accounting, increased to 3.41% for the quarter ended March 31, 2017, from 3.36% for the quarter

Exhibit 99.1

ended March 31, 2016.
Net interest income for the six months ended March 31, 2017, increased $6.0 million, or 33.5%, to $23.9 million, compared to $17.9 million for the prior-year period. Interest income increased $6.8 million to $27.2 million due to increased loan balances as a result of the CBS acquisition, as well as a $258,000 increase in interest bearing deposits in other financial institutions, primarily the result of increased cash balances and the Federal Reserve's increases of interest rates. Loan interest income, excluding accretion of acquired loan discounts, increased $7.1 million, while net purchase discount accretion decreased $920,000.
The Company currently expects to realize remaining loan discount accretion of $139,000 over the next two quarters related to its 2011 acquisition of the First National Bank of Florida under purchase accounting rules. The Company has $1.9 million of remaining loan discount accretion related to the CBS acquisition, which will be accreted over the life of the loans acquired.
Provision for Loan Losses
The Company recorded negative provisions for loan losses of $150,000 and $900,000 in the three and six month periods ended March 31, 2017, respectively, due to the continued positive credit quality trends of its loan portfolio and net recoveries of previously charged-off loans. No provision was recorded in the three and six month periods ended March 31, 2016.
Noninterest Income and Expense
Noninterest income increased $33,000 to $4.5 million in the fiscal 2017 second quarter from the fiscal 2016 second quarter. The current-year quarter included increases in core components of $258,000 in bankcard fee and other deposit fee income and $183,000 in gains on sale of loans, as well as $78,000 in brokerage commissions. Bankcard fees increased $178,000, or 14.9%, compared to the prior-year period, due mainly to the Company's marketing efforts for signature debit card transactions. The Company also recognized a gain of $248,000 on the sale of investment securities available for sale. These increases were partially offset by $750,000 in recoveries on loans formerly covered by loss sharing agreements in the prior-year period. No such recoveries were recorded in the current quarter.
Noninterest expense for the quarter ended March 31, 2017, increased $847,000 to $10.7 million, compared with $9.9 million for the prior-year quarter, due in part to increases of $791,000 in salaries and employee benefits and $70,000 in occupancy, both of which were attributable to higher ongoing operational costs from the CBS acquisition, as well as a $113,000 increase in core deposit intangible amortization expense. These increases were partially offset by reductions of $291,000 and $41,000 in legal and professional fees and data processing, both of which were related to deal costs in preparation for the CBS acquisition in the prior year.
"We were able to achieve significant cost saving through the CBS integration," Mr. Johnson continued. "Along with our improved efficiency ratio, we've seen a decline of nearly $900,000 in noninterest expense since the third quarter of fiscal 2016, net of $3.5 million of deal costs recorded in that quarter, our first with CBS on the books."
Noninterest income for the six months ended March 31, 2017, decreased $1.8 million to $9.5 million, compared with $11.3 million for the prior-year period. In the fiscal 2017 period, the Company recorded $250,000 of recoveries on loans formerly covered by FDIC loss sharing agreements, compared to $3.6 million of such recoveries in the prior-year period. The decrease in recoveries was partially offset by increased service charge and bankcard fees of $530,000, gains on the sale of loans of $566,000, gains on investment securities available for sale of $212,000 and brokerage commissions of $102,000 during the current-year period.
Noninterest expense for the six months ended March 31, 2017 increased $2.0 million to $21.0 million compared with $19.0 million for the prior-year period due to increases of $1.7 million, $336,000, and $218,000 in salaries, occupancy and core deposit intangible amortization expense, respectively, in the current-year period, all of which were attributable to ongoing operational costs from the acquisition of CBS. These increases were offset in part by reductions of $396,000 and $387,000 in the net cost of operations of real estate owned and legal and professional fees, respectively, compared to the prior-year period.
Asset Quality
Nonperforming assets at March 31, 2017 were at 0.24% of total assets, down from 0.45% at September 30, 2016, due to payoffs of two long-standing, high-balance, non-performing loans and continued positive asset quality trends. The allowance for loan losses was at 1.04% of total loans and 652.47% of nonperforming loans at March 31, 2017, compared to 1.03% and 277.66%, respectively, at September 30, 2016. Not included in the allowance is $1.9 million in yield and credit discounts on the CBS-acquired loans. At March 31, 2017, the allowance for loan losses was 1.24% of legacy loans, compared to 1.35% at September 30, 2016. The Company recorded net loan recoveries of $156,000 and $1.0 million in its allowance for loan losses for the three and six months ended March 31, 2017, respectively, compared with net loan recoveries of $155,000 and $361,000 for the same periods in the prior year.

Exhibit 99.1

Capital Management
From the first quarter of fiscal 2014 through the first quarter of fiscal 2017, the Company has repurchased 8.1 million shares, or 35.6%, of its common stock, for $91.9 million. The Company repurchased no shares during the quarter ended March 31, 2017. On April 25, 2017, the Company announced an increased dividend of $0.065 per share, the third consecutive quarterly increase after a $0.05 per share dividend was announced in the previous 14 quarters.
Mr. Johnson concluded, “Our stock buybacks, acquisitions and historically conservative lending practices have provided us with a robust balance sheet with superior asset quality. With nonperforming assets at 0.24% of total assets, tangible book value per share of $11.70, and a year-to-date return on assets of 1.15%, we are well positioned for continued quality returns for the last half of fiscal 2017. We will also continue to seek out growth opportunities, including potential strategic acquisitions that could be additive to our existing franchise and strongly accretive to our earnings. With our current market success, we are also well positioned to potentially use our stock as currency in such a transaction."
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “well-positioned,” “planned,” “intend,” “strive,” “probably,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” "leverage," and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the inability to identify suitable future acquisition targets; the potential inability to effectively manage the new businesses and lending teams that transitioned from Community Bank of the South; the inability to properly leverage the expansion into the North Atlanta market; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; the uncertainty in global markets resulting from the new administration; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The Company refers you to the section entitled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	March 31, 2017	September 30, 2016 (1)
Assets
Cash and amounts due from depository institutions	$18,823,967	$14,472,867
Interest-earning deposits in other financial institutions	121,461,070	77,376,632
Cash and cash equivalents	140,285,037	91,849,499
Loans held for sale, fair value of $2,385,655 and $2,991,756	2,353,484	2,941,982
Certificates of deposit held at other financial institutions	10,511,240	14,496,410
Investment securities available for sale	191,482,806	206,336,287
Federal Home Loan Bank stock	3,484,600	3,361,800
Restricted securities, at cost	279,000	279,000
Loans receivable	1,019,172,569	1,005,702,737
Unamortized loan origination fees, net	(1,116,362)	(1,278,830)
Allowance for loan losses	(10,504,538)	(10,371,416)
Loans receivable, net	1,007,551,669	994,052,491
Other real estate owned	1,957,194	2,706,461
Accrued interest and dividends receivable	3,502,097	3,442,051
Premises and equipment, net	28,397,858	28,078,591
Goodwill	29,793,756	29,793,756
Other intangible assets, net of amortization	2,336,512	2,639,608
Cash surrender value of life insurance	49,848,239	49,268,973
Deferred income taxes	5,834,565	4,366,522
Other assets	7,178,170	4,775,805
Total assets	$1,484,796,227	$1,438,389,236
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,201,731,475	$1,161,843,586
Long-term borrowings	50,000,000	50,000,000
Floating rate junior subordinated debt	6,656,098	6,587,549
Advance payments by borrowers for taxes and insurance	1,809,038	2,298,513
Other liabilities	16,186,614	14,510,052
Total liabilities	1,276,383,225	1,235,239,700
Stockholders’ equity:
Common stock, $0.01 par value; 15,060,616 shares issued and outstanding at March 31, 2017 and 15,031,076 shares issued and outstanding at September 30, 2016	150,606	150,311
Preferred stock, $0.01 par value; 50,000,000 shares authorized at March 31, 2017 and September 30, 2016	—	—
Additional paid-in capital	84,609,090	83,651,623
Unearned compensation – ESOP	(4,673,761)	(5,106,169)
Retained earnings	130,072,917	123,349,890
Accumulated other comprehensive (loss) income	(1,745,850)	1,103,881
Total stockholders’ equity	208,413,002	203,149,536
Total liabilities and stockholders’ equity	$1,484,796,227	$1,438,389,236
__________________________________

(1)	Financial information at September 30, 2016 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Interest income:
Loans receivable	$11,903,416	$8,863,437	$24,473,319	$18,304,962
Taxable investment securities	1,103,740	934,536	2,199,640	1,881,047
Nontaxable investment securities	4,571	—	9,143	—
Federal Home Loan Bank stock	40,309	36,149	79,519	75,077
Interest-earning deposits in other financial institutions	213,310	54,047	324,127	66,438
Certificates of deposit held at other financial institutions	38,775	—	81,404	—
Restricted securities	2,679	—	5,252	—
Total interest income	13,306,800	9,888,169	27,172,404	20,327,524
Interest expense:
Deposits	1,165,459	692,218	2,323,776	1,357,652
Borrowings	362,880	545,368	749,855	1,098,250
Floating rate junior subordinated debt	123,631	—	244,422	—
Total interest expense	1,651,970	1,237,586	3,318,053	2,455,902
Net interest income	11,654,830	8,650,583	23,854,351	17,871,622
Provision for loan losses	(150,000)	—	(900,000)	—
Net interest income after provision for loan losses	11,804,830	8,650,583	24,754,351	17,871,622
Noninterest income:
Service charges on deposit accounts	1,700,713	1,620,144	3,588,524	3,372,702
Bankcard fees	1,366,686	1,189,181	2,649,045	2,335,007
Gain on investment securities available for sale	247,780	—	247,780	35,965
Bank owned life insurance	246,915	244,860	579,266	565,523
Gain on sale of loans	542,824	359,750	1,274,086	707,606
Brokerage commissions	224,567	146,430	390,563	288,145
Recoveries on acquired loans previously covered under FDIC loss share agreements	—	750,000	250,000	3,625,000
Other	216,671	202,538	549,737	413,495
Total noninterest income	4,546,156	4,512,903	9,529,001	11,343,443
Noninterest expenses:
Salaries and employee benefits	6,078,575	5,287,339	12,212,248	10,550,328
Occupancy	1,219,866	1,150,155	2,543,189	2,207,430
Data processing	1,003,974	1,045,336	1,912,929	1,869,852
Legal and professional	387,590	678,565	671,745	1,058,403
Marketing	411,943	379,088	768,467	668,663
Federal insurance premiums and other regulatory fees	197,261	210,038	362,756	433,881
Net cost (benefit) of operations of real estate owned	13,827	71,408	(345,443)	50,164
Furniture and equipment	228,383	161,308	402,437	329,722
Postage, office supplies and printing	223,317	170,670	493,702	355,382
Core deposit intangible amortization expense	149,435	36,154	303,097	85,138
Other	835,540	712,710	1,714,092	1,371,838
Total noninterest expenses	10,749,711	9,902,771	21,039,219	18,980,801
Income before income taxes	5,601,275	3,260,715	13,244,133	10,234,264
Income tax expense	2,284,480	1,117,627	4,881,671	3,476,898
Net income	$3,316,795	$2,143,088	$8,362,462	$6,757,366
Basic net income per share	$0.23	$0.15	$0.59	$0.46
Diluted net income per share	$0.22	$0.14	$0.55	$0.44
Weighted average number of common shares outstanding	14,322,290	14,224,862	14,264,248	14,557,000
Weighted average number of common and potential common shares outstanding	15,340,320	14,909,947	15,282,278	15,242,085

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	3/31/2017	12/31/2016	9/30/2016 (1)	6/30/2016	3/31/2016	3/31/2017	3/31/2016

Consolidated balance sheet data:
Total assets	$1,484,796	$1,461,667	$1,438,389	$1,427,851	$1,051,281	$1,484,796	$1,051,281
Cash and cash equivalents	140,285	131,849	91,849	106,108	79,331	140,285	79,331
Loans receivable, net	1,007,552	990,635	994,052	993,786	701,399	1,007,552	701,399
Other real estate owned	1,957	2,161	2,706	3,181	2,711	1,957	2,711
Securities available for sale	191,483	196,279	206,336	169,737	172,197	191,483	172,197
Transaction accounts	513,294	481,841	478,028	472,123	353,834	513,294	353,834
Total deposits	1,201,731	1,186,347	1,161,844	1,155,245	791,692	1,201,731	791,692
Borrowings	56,656	56,622	56,588	56,553	50,000	56,656	50,000
Total stockholders’ equity	208,413	205,500	203,150	199,800	198,031	208,413	198,031

Consolidated earnings summary:
Interest income	$13,307	$13,866	$13,822	$13,635	$9,888	$27,172	$20,328
Interest expense	1,652	1,666	1,622	1,552	1,237	3,318	2,456
Net interest income	11,655	12,200	12,200	12,083	8,651	23,854	17,872
Provision for loan losses	(150)	(750)	(150)	(100)	—	(900)	—
Net interest income after provision for loan losses	11,805	12,950	12,350	12,183	8,651	24,754	17,872
Noninterest income	4,546	4,983	4,918	4,703	4,513	9,529	11,343
Noninterest expense	10,750	10,290	11,354	15,064	9,903	21,039	18,981
Income tax expense	2,284	2,597	2,103	527	1,118	4,882	3,477
Net income	$3,317	$5,046	$3,811	$1,295	$2,143	$8,362	$6,757

Per share data:
Earnings per share – basic	$0.23	$0.36	$0.27	$0.09	$0.15	$0.59	$0.46
Earnings per share – fully diluted	$0.22	$0.33	$0.26	$0.09	$0.14	$0.55	$0.44
Cash dividends per share	$0.060	$0.055	$0.050	$0.050	$0.050	$0.115	$0.100

Weighted average basic shares	14,322	14,207	14,186	14,185	14,225	14,264	14,557
Weighted average diluted shares	15,340	15,065	14,798	14,842	14,910	15,282	15,242
Total shares outstanding	15,061	15,031	15,031	15,031	15,026	15,061	15,026

Book value per share	$13.84	$13.67	$13.52	$13.29	$13.18	$13.84	$13.18
Tangible book value per share (2)	$11.70	$11.52	$11.36	$11.11	$12.89	$11.70	$12.89
__________________________________

(1)	Financial information at and for the year ended September 30, 2016 has been derived from audited financial statements.

(2)	Non-GAAP financial measure, calculated as total stockholders' equity less goodwill and other intangible assets divided by period-end shares outstanding.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	3/31/2017	3/31/2016

Loans receivable:
1-4 family residential real estate	$223,216	$223,609	$236,940	$234,346	$190,180	$223,216	$190,180
Commercial real estate	608,206	595,207	595,157	586,082	392,946	608,206	392,946
Commercial	73,119	73,182	71,865	64,700	43,741	73,119	43,741
Real estate construction	77,332	79,136	80,500	104,389	72,323	77,332	72,323
Consumer and other	37,300	31,212	21,241	15,638	13,205	37,300	13,205
Total loans receivable	$1,019,173	$1,002,346	$1,005,703	$1,005,155	$712,395	$1,019,173	$712,395

Allowance for loan losses:
Balance at beginning of period	$10,499	$10,371	$10,118	$9,850	$9,695	$10,371	$9,489
Charge-offs	(103)	(50)	(1)	(7)	(205)	(152)	(220)
Recoveries	259	928	404	375	360	1,186	581
Provision	(150)	(750)	(150)	(100)	—	(900)	—
Balance at end of period	$10,505	$10,499	$10,371	$10,118	$9,850	$10,505	$9,850

Nonperforming assets: (1)
Nonaccrual loans	$1,610	$1,527	$3,735	$3,371	$2,098	$1,610	$2,098
Loans delinquent 90 days or greater and still accruing	—	238	—	—	52	—	52
Total nonperforming loans	1,610	1,765	3,735	3,371	2,150	1,610	2,150
Other real estate owned	1,957	2,161	2,706	3,181	2,711	1,957	2,711
Total nonperforming assets	$3,567	$3,926	$6,441	$6,552	$4,861	$3,567	$4,861

Troubled debt restructuring:
Troubled debt restructurings - accruing	$5,073	$4,761	$4,585	$4,999	$7,267	$5,073	$7,267
Troubled debt restructurings - nonaccrual	137	192	1,760	1,716	332	137	332
Total troubled debt restructurings	$5,210	$4,953	$6,345	$6,715	$7,599	$5,210	$7,599
__________________________________

(1)
Loans being accounted for under purchase accounting rules which have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	3/31/2017	3/31/2016

Return on equity (annualized)	6.40%	9.84%	7.55%	2.61%	4.32%	8.11%	6.69%
Return on assets (annualized)	0.91%	1.39%	1.07%	0.38%	0.83%	1.15%	1.33%
Net interest margin (annualized)	3.52%	3.71%	3.82%	3.97%	3.72%	3.61%	3.88%
Net interest margin, excluding the effects of purchase accounting (1)	3.41%	3.48%	3.47%	3.53%	3.36%	3.44%	3.43%
Holding company tier 1 leverage ratio (2)	12.92%	12.83%	12.68%	12.60%	18.89%	12.92%	18.89%
Holding company total risk-based capital ratio (2)	17.93%	17.38%	16.74%	15.93%	25.11%	17.93%	25.11%
Bank tier 1 leverage ratio (2) (3)	11.84%	11.70%	11.51%	11.32%	17.13%	11.84%	17.13%
Bank total risk-based capital ratio (2)	16.53%	15.91%	15.26%	14.99%	22.98%	16.53%	22.98%
Effective tax rate	40.78%	33.98%	35.56%	28.91%	34.28%	36.86%	33.97%
Yield on loans	4.74%	5.01%	5.07%	5.20%	5.03%	4.87%	5.18%
Cost of deposits	0.46%	0.46%	0.46%	0.43%	0.42%	0.46%	0.42%

Asset quality ratios: (4)
Allowance for loan losses as a % of total loans (5)	1.04%	1.05%	1.03%	1.00%	1.38%	1.04%	1.38%
Allowance for loan losses as a % of nonperforming loans	652.47%	594.81%	277.66%	300.10%	458.13%	652.47%	458.13%
Nonperforming assets as a % of total loans and OREO	0.35%	0.39%	0.64%	0.65%	0.68%	0.35%	0.68%
Nonperforming assets as a % of total assets	0.24%	0.27%	0.45%	0.46%	0.46%	0.24%	0.46%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.06)%	(0.35)%	(0.16)%	(0.15)%	(0.09)%	(0.21)%	(0.10)%
__________________________________

(1)
Net interest income excluding accretion and amortization of acquired loans divided by average net interest earning assets excluding average loan accretable discounts, a non-GAAP measure, in the amount of $2.2 million, $2.9 million, $3.8 million, $4.7 million, and $2.0 million for the quarters ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

(2)	Current period bank and holding company capital ratios are estimated as of the date of this earnings release.

(3)	During the quarter ended June 30, 2016, a net downstream of capital was made between the holding company and the bank in the amount of $6.1 million as part of the Company's acquisition of CBS.

(4)
Ratios for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016 include all assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition.

(5)
Accounting requirements for the third quarter 2016 acquisition of CBS have affected the comparability of the allowance for loan losses as a percentage of loans. Excluding former CBS loans totaling $166.5 million, $191.9 million, $236.4 million and $264.7 million at March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively, which were recorded at acquisition date fair value, the allowance approximated 1.24%, 1.30%, 1.35% and 1.37% of all other loans at March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	3/31/2017			3/31/2016
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$105,705	$213	0.81%	$47,144	$54	0.46%
Certificates of deposit held at other financial institutions	11,893	39	1.30	—	—	—
FHLB common stock and other equity securities	3,393	40	4.75	3,007	36	4.81
Taxable investment securities	195,694	1,104	2.26	174,637	934	2.14
Nontaxable investment securities (1)	1,588	5	1.15	—	—	—
Restricted securities	279	3	3.84	—	—	—
Loans receivable (1)(2)(3)(4)	1,005,473	11,545	4.59	704,452	8,031	4.56
Accretion, net, of acquired loan discounts (5)		358	0.14		833	0.47
Total interest-earning assets	1,324,025	13,307	4.02	929,240	9,888	4.26
Total noninterest-earning assets	137,189			98,710
Total assets	$1,461,214			$1,027,950
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$251,150	$94	0.15%	$181,581	$55	0.12%
Bank rewarded checking	53,653	26	0.19	48,859	25	0.20
Savings accounts	62,718	6	0.04	52,907	4	0.03
Money market deposit accounts	259,470	195	0.30	142,777	89	0.25
Certificate of deposit accounts	380,198	844	0.89	233,980	519	0.89
Total interest-bearing deposits	1,007,189	1,165	0.46	660,104	692	0.42
Borrowed funds	50,011	363	2.90	50,000	545	4.36
Floating rate junior subordinated debt	6,634	124	7.45	—	—	—
Total interest-bearing liabilities	1,063,834	1,652	0.62	710,104	1,237	0.70
Noninterest-bearing deposits	174,904			106,304
Other noninterest-bearing liabilities	15,137			13,235
Total noninterest-bearing liabilities	190,041			119,539
Total liabilities	1,253,875			829,643
Total stockholders' equity	207,339			198,307
Total liabilities and stockholders' equity	$1,461,214			$1,027,950
Net interest income		$11,655			$8,651
Net interest earning assets (6)		$260,191			$219,136
Net interest rate spread (7)			3.40%			3.56%
Net interest margin (8)			3.52%			3.72%
Net interest margin, excluding the effects of purchase accounting (9)			3.41%			3.36%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.46%			130.86%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.2 million and $2.0 million for the quarters ended March 31, 2017 and March 31, 2016, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	3/31/2017			3/31/2016
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$102,451	$324	0.63%	$35,192	$66	0.38%
Certificates of deposit held at other financial institutions	12,630	81	1.29	—	—	—
FHLB common stock and other equity securities	3,377	80	4.71	3,043	75	4.93
Taxable investment securities	195,409	2,200	2.25	177,621	1,882	2.12
Nontaxable investment securities (1)	1,593	9	1.15	—	—	—
Restricted securities	279	5	3.76	—	—	—
Loans receivable (1)(2)(3)(4)	1,004,386	23,391	4.66	706,199	16,303	4.62
Accretion and amortization of acquired loan discounts (5)		1,082	0.21		2,002	0.57
Total interest-earning assets	1,320,125	27,172	4.12	922,055	20,328	4.41
Total noninterest-earning assets	135,883			96,564
Total assets	$1,456,008			$1,018,619
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$251,110	$180	0.14%	$179,548	$110	0.12%
Bank rewarded checking	52,692	52	0.20	47,776	48	0.20
Savings accounts	62,434	12	0.04	51,642	8	0.03
Money market deposit accounts	257,379	389	0.30	136,800	165	0.24
Certificate of deposit accounts	380,584	1,691	0.89	232,990	1,027	0.88
Total interest-bearing deposits	1,004,199	2,324	0.46	648,756	1,358	0.42
Borrowed funds	50,006	750	3.00	50,820	1,098	4.32
Floating rate junior subordinated debt	6,616	244	7.39	—	—	—
Total interest-bearing liabilities	1,060,821	3,318	0.63	699,576	2,456	0.70
Noninterest-bearing deposits	173,561			104,861
Other noninterest-bearing liabilities	15,459			12,069
Total noninterest-bearing liabilities	189,020			116,930
Total liabilities	1,249,841			816,506
Total stockholders' equity	206,167			202,113
Total liabilities and stockholders' equity	$1,456,008			$1,018,619
Net interest income		$23,854			$17,872
Net interest earning assets (6)		$259,304			$222,479
Net interest rate spread (7)			3.49%			3.71%
Net interest margin (8)			3.61%			3.88%
Net interest margin, excluding the effects of purchase accounting (9)			3.44%			3.43%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.44%			131.80%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.6 million and $2.5 million for the six months ended March 31, 2017 and March 31, 2016, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Reconciliation of Non-GAAP Measures (unaudited)
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Charter Financial management uses non-GAAP financial measures, including loans receivable income excluding accretion, net interest margin excluding the effects of purchase accounting, and tangible book value per share, in its analysis of the Company's performance. Loans receivable income excluding accretion excludes the following from loans receivable income: accretion from purchase discounts related to acquired loans. Net interest margin excluding the effects of purchase accounting excludes the following from net interest margin: net purchase discount accretion and the average balance of purchase discounts. Tangible book value per share excludes the following from book value per share: the balance of goodwill and other intangible assets.
Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

	For the Quarters Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Loans Receivable Income Excluding Accretion
Loans receivable income	$11,903,416	$12,569,903	$12,680,420	$12,563,466	$8,863,437
Net purchase discount accretion	358,031	724,109	1,090,886	1,278,040	833,179
Loans receivable income excluding accretion (Non-GAAP)	$11,545,385	$11,845,794	$11,589,534	$11,285,426	$8,030,258

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.52%	3.71%	3.82%	3.97%	3.72%
Effect to adjust for net purchase discount accretion	(0.11)	(0.23)	(0.35)	(0.44)	(0.36)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.41%	3.48%	3.47%	3.53%	3.36%

Tangible Book Value Per Share
Book value per share	$13.84	$13.67	$13.52	$13.29	$13.18
Effect to adjust for goodwill and other intangible assets	(2.14)	(2.15)	(2.16)	(2.18)	(0.29)
Tangible book value per share (Non-GAAP)	$11.70	$11.52	$11.36	$11.11	$12.89

Exhibit 99.1

	For the Six Months Ended
	3/31/2017	3/31/2016
Loans Receivable Income Excluding Accretion
Loans receivable income	$24,473,319	$18,304,962
Net purchase discount accretion	1,082,140	2,002,161
Loans receivable income excluding accretion (Non-GAAP)	$23,391,179	$16,302,801

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.61%	3.88%
Effect to adjust for net purchase discount accretion	(0.17)	(0.45)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.44%	3.43%

Tangible Book Value Per Share
Book value per share	$13.84	$13.18
Effect to adjust for goodwill and other intangible assets	(2.14)	(0.29)
Tangible book value per share (Non-GAAP)	$11.70	$12.89